Exhibit 99.2

Validus Holdings, Ltd. The Chartis Building 29 Richmond Road Pembroke, HM 08 Bermuda
Validus Holdings, Ltd. Announces Plans to Repurchase
up to $300 Million Validus Common Shares
Pembroke, Bermuda – November 4, 2010 – Validus Holdings, Ltd. (NYSE: VR) (“Validus” or the “Company”) announced today that its Board of Directors has approved share repurchase transactions aggregating $300.0 million. These repurchases will be effected by a tender offer, which the Company intends to commence on Monday, November 8, 2010, for up to 7,945,400 of its common shares at a price of $30.00 per share. In addition, Validus has entered into separate repurchase agreements with funds affiliated with or managed by each of Aquiline Capital Partners LLC, New Mountain Capital, LLC and Vestar Capital Partners to purchase 2,054,600 common shares in the aggregate at the same per share price as the tender offer, for an aggregate purchase price of approximately $61.6 million, subject to completion of the tender offer. The tender offer and share repurchases are part of the Company’s ongoing program to return capital to shareholders through share repurchases or other means. As a result of these transactions, the Company expects to repurchase an aggregate of 10.0 million common shares. This amount is in addition to the $629.0 million of common shares repurchased by the Company through November 3, 2010 under its previously authorized share repurchase program announced in February 2010.
Tendering shareholders will receive the purchase price in cash, without interest, for common shares properly tendered in the tender offer and not properly withdrawn, subject to the conditions of the tender offer, including the provisions relating to proration, “odd lot” priority and conditional tender in the event that more than 7,945,400 common shares are properly tendered in the tender offer and not properly withdrawn. These provisions will be described in the Offer to Purchase relating to the tender offer that will be distributed to shareholders. If the tender offer is fully subscribed, the completion of the tender offer and the share repurchases will result in the repurchase by Validus of $300 million of its common shares in the aggregate.
The tender offer will not be conditional upon obtaining financing or any minimum number of common shares being tendered; however, the tender offer will be subject to a number of other terms and conditions, which will be specified in the Offer to Purchase. The tender offer will expire at 5:00 p.m., New York City time, on December 8, 2010, unless withdrawn or extended by the Company. Dowling & Partners Securities, LLC will serve as the dealer manager for the tender offer. Georgeson Inc. will serve as the information agent for the tender offer.
While the Company’s Board of Directors has authorized the tender offer, it has not, nor has the Company, the dealer manager, the information agent or the depositary made, or is making, any recommendation to the Company’s shareholders as to whether to tender or refrain from tendering their common shares. Shareholders must make their own decision as to whether to tender their common shares and, if so, how many common shares to tender. Shareholders are urged to discuss their decision with their tax advisors, financial advisors and/or brokers.
Press Release for Informational Purposes Only

The discussion of the tender offer contained in this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any of the Company’s common shares.
The offer to purchase and the solicitation of the Company’s common shares will be made only pursuant to the Offer to Purchase, the related letter of transmittal and other related materials that are expected to be mailed to all shareholders shortly after commencement of the tender offer, at no expense to shareholders. Shareholders should read those materials and the documents incorporated therein by reference carefully when they become available because they will contain important information, including the various terms of, and conditions to, the tender offer. The Company will file a Tender Offer Statement on Schedule TO with the Securities Exchange Commission (the “SEC”). The Tender Offer Statement (including the Offer to Purchase, the related letter of transmittal and other related materials) will also be available to shareholders at no charge at the SEC’s website at www.sec.gov, or the Investor Relations section of the Company’s website located at www.validusholdings.com, or from the information agent, Georgeson Inc. Shareholders are urged to read those materials carefully prior to making any decisions with respect to the tender offer.
The foregoing description of the repurchase agreements is a summary of the material terms of such repurchase agreements and such summary is qualified in its entirety by reference to the full text of each of the repurchase agreements, which will be attached as exhibits to a Current Report on Form 8-K to be filed by the Company with the SEC.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements

This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage; 18) the ability of Validus to commence and complete the tender offer and the share repurchases, the price at which Validus purchases shares in the tender offer, the share repurchases or otherwise, and the number of shares it is able to purchase pursuant to the tender offer, the share repurchases or otherwise; and 19) the ability of Validus to achieve the benefits contemplated by the tender offer and the share repurchases, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the SEC. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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